SCHEDULE 14A
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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FOR IMMEDIATE RELEASE

Walter Hewlett Responds to
Statement From Hewlett-Packard

PALO ALTO, CA, February 19, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today issued the following statement in response to a statement from Hewlett-Packard Company (NYSE: HWP):

I firmly believe that if stockholders reject HP’s proposed merger with Compaq, it is the responsibility of the CEO, working with the Board of Directors, to develop an alternative strategic plan. What I have been presenting to stockholders is a set of guidelines that offers a framework within which superior stockholder value can be achieved at much lower risk than betting HP’s future on scale, commodity hardware and a protracted, risky integration. The opportunity to double the margins and add $14 to $17 in value with a conservative approach is far preferable to the proposed merger with Compaq that we believe will destroy stockholder value.

HP’s assertion that the Compaq merger is the culmination of a two and a half year planning process is simply false. According to management’s own earlier claims, the Compaq merger is the culmination of a surprise telephone conversation between Carly Fiorina and Michael Capellas which occurred only a few short months before the merger was announced. During this supposed two and a half years of careful planning, HP at various times decided to become a leading services provider with its aborted acquisition of PwC, to go it alone and then to jump at the suddenly available option of merging with Compaq. That is not careful planning and execution. It is haphazard and reactive.

I agree that HP’s investors deserve a carefully considered, comprehensive plan that maximizes stockholder value. The proposed Compaq merger is not it.

FORWARD-LOOKING STATEMENTS AND ASSUMPTIONS

The views expressed in this release are judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. For descriptions of the assumptions related to our forward-looking statements, see the presentation “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the Securities and Exchange Commission (SEC) under cover of Schedule 14A on February 19, 2002.

-more-

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

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